FORM 8-A/A

Amendment No. 1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

For registration of certain classes of securities

pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

AAG Holding Company, Inc.

(Exact name of registrant as specified in its charter)

Ohio	31-14759636
(Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
7.50% Senior Debentures due 2033 (guaranteed by Great American Financial Resources, Inc.)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-60044

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description Of Registrant’s Securities To Be Registered.

This Amendment is being filed solely to correct a typographical error contained in the prior filing made November 3, 2003.

Item 2.	Exhibits.

1.	Indenture dated as of June 1, 1998, among the Registrant, as issuer, Great American Financial Resources, Inc., as guarantor, and U.S. Bank, N.A. (formerly known as Star Bank, N.A.), as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-41071))

2.	Form of Supplemental Indenture among the Registrant, as issuer, Great American Financial Resources, Inc., as guarantor, and U.S. Bank, N.A. (formerly known as Star Bank, N.A.), as trustee (Incorporated herein by reference to the Exhibit to the Form 8-A filed on November 3, 2003)

3.	Form of 7.50% Senior Debentures due 2033, including guarantee of Great American Financial Resources, Inc. (included in Exhibit 2)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AAG HOLDING COMPANY, INC.

By:	/s/ Mark F. Muething

Mark F. Muething Senior Vice President, General Counsel and Secretary

Dated: November 3, 2003